UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

McMoRan Exploration Co.

(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

As previously reported, McMoRan’s lease at Eugene Island Block 26 (Boudin) was set to expire during the second quarter of 2012. Prior to the expiration, McMoRan requested a lease extension from the Bureau of Safety and Environmental Enforcement of the United States Department of the Interior (BSEE) to provide McMoRan additional time required to assess potential alternatives for a completion. On June 15, 2012, McMoRan received notice from BSEE that the request to extend the Boudin lease was denied.

Upon notification that BSEE would not extend the term of the Boudin lease, McMoRan determined that its investment in Boudin was impaired. As a result, McMoRan expects to record a charge to earnings to write off its investment in Boudin of approximately $56.0 million (including $14.8 million in allocated property acquisition costs) in the three month period ended June 30, 2012. McMoRan does not expect this termination of the Boudin lease to result in any significant additional cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

	By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary
(authorized signatory and Principal Financial Officer)
Date: June 21, 2012